   As filed with the Securities and Exchange Commission on September 12, 1995

                                                Registration No. 33-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                               QUIDEL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              10165 MCKELLAR COURT
                          SAN DIEGO, CALIFORNIA 92121
                    (Address of principal executive offices)


                 DELAWARE                          94-2573850
         (State or other jurisdiction of        (I.R.S. Employer
         incorporation or organization)        Identification No.)

                       1983 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                             _____________________

                               STEVEN T. FRANKEL
                                 PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                              10165 MCKEILAR COURT
                          SAN DIEGO, CALIFORNIA 92121
                                (619)  552-1100
                     (Name, address, and telephone number,
                   including area code, of agent for service)
                             ______________________

                        CALCULATION OF REGISTRATION FEE

======================================================================================================

                                                   PROPOSED          PROPOSED
                                                   MAXIMUM           MAXIMUM
     TITLE OF                AMOUNT                OFFERING          AGGREGATE             AMOUNT OF
    SECURITIES                TO BE                PRICE PER         OFFERING            REGISTRATION
 TO BE REGISTERED          REGISTERED(1)           SHARE(2)          PRICE(2)                 FEE
------------------------------------------------------------------------------------------------------
COMMON STOCK, $.001
PAR VALUE                 100,000 SHARES            $5.50            $550,000               $189.66
======================================================================================================

(1) There is also being registered hereunder such additional undetermined number of shares of Common Stock that may be issued from time to time as a result of the anti-dilution provisions of the Plan.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock of Quidel Corporation as reported on September 6, 1995 on The Nasdaq National Market.

                                  INTRODUCTION

                 This Registration Statement on Form S-8 is filed by Quidel Corporation, a Delaware corporation (the "Company") relating to an additional 100,000 shares of the Company's Common Stock, $.001 par value, issuable under the Company's 1983 Employee Stock Purchase Plan, and consists of only those items required by General Instruction E to Form S-8.

                                    PART II

            INCORPORATION OF PREVIOUSLY FILED REGISTRATION STATEMENT

                 The contents of the Registration Statement on Form S-8, Registration No. 33-33562, previously filed with the Securities and Exchange Commission on February 16, 1990 by the Company under the name Monoclonal Antibodies, Inc., are incorporated herein by reference and made a part hereof.

ITEM 8.  EXHIBITS.


Exhibit No.      Description
-----------      -----------

     4.1 Certificate of Incorporation of the Company, as amended (incorporated by reference from Exhibit 3.1 of the Company's Current Report on Form 8-K dated February 26, 1991)

     4.2 Certificate of Designations of the Series B Preferred Stock of the Company (incorporated by reference from Exhibit 4.1 of the Company's Current Report on Form 8-K dated January 5, 1995)

     4.3 Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 of the Company's Current Report on Form 8-K dated June 16, 1995)

     5 Opinion of Gibson, Dunn & Crutcher as to the legality of the securities being registered

    23.1         Consent of Ernst & Young LLP, independent auditors

    23.2 Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5 hereto)

    24           Power of Attorney (contained on signature page hereof)

ITEM 9.  UNDERTAKINGS.

                 Pursuant to General Instruction E to Form S-8, the following additional undertakings are included in this Registration Statement as information required in the new registration statement that is not in the earlier registration statement:

                 (a)      The undersigned registrant hereby undertakes:

                          (1)  To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

                                  (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended;

                                  (ii)  To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                  (iii)  To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                          (2)  That, for the purpose of determining any
liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3)  To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 6, 1995.

                                        QUIDEL CORPORATION

                                        By:  /s/  STEVEN T. FRANKEL
                                            ---------------------------------
                                             Steven T. Frankel
                                             President and
                                             Chief Executive Officer


                               POWER OF ATTORNEY

                 Each person whose signature appears below constitutes and appoints STEVEN T. FRANKEL and STEVEN C. BURKE his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of September 6, 1995.



              NAME                                       TITLE
              ----                                       -----

 /s/  RICHARD C.E. MORGAN                        Chairman of the Board
-----------------------------------
      Richard C.E. Morgan


 /s/  STEVEN T. FRANKEL                   President and Chief Executive Officer
-----------------------------------           (Principal Executive Officer)
      Steven T. Frankel                             and Director


 /s/  STEVEN C. BURKE                  Vice President-Finance and Administration
-----------------------------------   (Principal Financial and Accounting Officer)
      Steven C. Burke


 /s/  JOHN D. DIEKMAN, Ph.D                           Director
-----------------------------------
      John D. Diekman, Ph.D.


 /s/  THOMAS A. GLAZE                                       Director
-----------------------------------
      Thomas A. Glaze

 /s/  MARY LAKE POLAN, M.D., PH.D.                          Director
-----------------------------------
  Mary Lake Polan, M.D., Ph.D.


                                                            Director
-----------------------------------
      Faye Wattleton


 /s/  ROGER F. GREAVES                                      Director
-----------------------------------
      Roger F. Greaves


 /s/  ROCKELL N. HANKIN                                     Director
-----------------------------------
      Rockell N. Hankin

                               INDEX TO EXHIBITS

         Exhibit No.                                  Description
         -----------                                  -----------
             4.1             Certificate of Incorporation of the Company, as amended
                             (incorporated by reference from Exhibit 3.1 of the Company's
                             Current Report on Form 8-K dated February 26, 1991)

             4.2             Certificate of Designations of the Series B Preferred Stock of
                             the Company (incorporated by reference from Exhibit 4.1 of the
                             Company's Current Report on Form 8-K dated January 5, 1995)

             4.3             Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 of the Company's Current Report on
                             Form 8-K dated June 16, 1995)

             5               Opinion of Gibson, Dunn & Crutcher as to the legality of the securities being registered

            23.1             Consent of Ernst & Young LLP, independent auditors

            23.2             Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5 hereto)

            24               Power of Attorney (contained on signature page hereof)